SECURED PROMISSORY NOTE

$86,612.00	June 11, 2009

FOR VALUE RECEIVED and as consideration for executing that certain Asset Purchase Agreement of even date herewith (the “Asset Purchase Agreement”), and the sale and transfer of the Assets described therein, GROVE POWER, INC., a Florida corporation (the “Maker”), hereby promises to pay to R.B. GROVE, INC., a Florida corporation, or its successors and assigns (the “Payee”), at 1881 NW 93rd Avenue, Doral, Florida or such other address as Payee shall provide in writing to the Maker for such purpose, a principal sum of Eighty Six Thousand Six Hundred and Twelve Dollars (U.S. $86,612.00) (the “Principal Amount”).

1.           Payments and Maturity.  Maker agrees to repay the Principal Amount of this secured promissory note (the “Note”) and simple interest accrued thereon over eighteen (18) months at the rate of eight percent (8%) per annum on the date eighteen months from the date of this Note, November 11, 2010.

2.           No Prepayment Penalty.  The Principal Amount and any accrued and unpaid interest thereon may be paid by Maker in whole or in part at any time with no prepayment penalty.

3.           Default and Acceleration. Upon the occurrence of a Default (as defined below), the Payee shall have the right (in addition to all other rights it may have hereunder, under the Security Agreement, or under applicable law), exercisable at the sole option of the Payee, to accelerate the entire outstanding principal sum remaining due and unpaid plus all accrued and unpaid interest thereon, which shall be due and payable within thirty (30) Business Days of the date on which the written notice for the payment therefore provided by the Payee is received by Maker.  If the Maker fails to pay such payment pursuant to this Section on the date such amount is due in accordance with this Section, the Maker will pay simple interest on such unpaid and overdue amount at a rate of eighteen percent (18%) per annum (or such lesser amount permitted by applicable law), accruing daily from such date until such amount, plus all such interest thereon, is paid in full.

A “Default” means any one or more of the following events:

(a)           any failure by Maker to pay any amount hereunder, within fifteen (15) Business Days of the due date of any such payment;

(b)           the commencement of any liquidation, reorganization, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding by or against Maker, which is not discharged or cured by Maker within sixty (60) days;

(c)           the Maker shall fail to observe or perform any other material covenant, material agreement or material warranty contained in, or otherwise commit any material breach of, the Asset Purchase Agreement or the Security Agreement, and such material failure or material breach shall not, if subject to the possibility of a cure by the Maker, have been remedied within thirty (30) days after the date on which written notice of such failure or breach shall have been received by Maker.

4.           Secured Obligation. The obligations of Maker under this Note are secured by the Maker’s grant of a subordinated security interest in and to the Assets (as defined in the Asset Purchase Agreement) pursuant to and as described in the Security Agreement (as defined in Section 13).  Payee represents and warrants that the Assets were transferred free and clear of any liens, other than as described herein and in the Security Agreement, by the Payee to the Maker pursuant to the Asset Purchase Agreement.

5.           No Waiver of Payee’s Rights, etc.  All payments of principal and interest shall be made without setoff, deduction or counterclaim.  No delay or failure on the part of the Payee in exercising any of its options, powers, or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right.  The Maker hereby waives presentment of payment, protest, and any notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.  Acceptance by the Payee of less than the full amount due and payable hereunder, except as otherwise agreed by the parties, shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

6.           Modifications.  No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

7.           Cumulative Rights and Remedies; Usury.  The rights and remedies of the Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available. If it shall be found that any interest outstanding hereunder shall violate applicable laws governing usury, the applicable rate of interest outstanding hereunder shall be reduced to the maximum permitted rate of interest under such law.

8.           Collection Expenses.  If this obligation is placed in the hands of an attorney for collection after default, and provided the Payee prevails on the merits in respect to its claim of default, the Maker shall reimburse Payee for the reasonable attorneys’ fees and expenses incurred by the Payee in pursuing collection of this Note.

9.           Successors and Assigns. This Note shall be binding upon the Maker and its successors and shall inure to the benefit of the Payee and its successors and assigns. The term “Payee” as used herein, shall also include any endorsee, assignee or other holder of this Note.

10.           Lost or Stolen Promissory Note. If this Note is lost, stolen, mutilated or otherwise destroyed, the Maker shall execute and deliver to the Payee a new promissory note containing the same terms, and in the same form, as this Note.  In such event, the Maker may require the Payee to deliver to the Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

11.         Due Authorization.  This Note has been duly authorized, executed and delivered by the Maker and is the legal obligation of the Maker, enforceable against the Maker in accordance with its terms.

12.         Governing Law.  This Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the county of Miami-Dade County, State of Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

13.         Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the Stat of Delaware of State of California are authorized or required by law or other government action to close.

“Person” means a corporation, an association, a partnership, limited liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Security Agreement” means that certain Security Agreement of even date herewith between Maker and Payee regarding the grant of a subordinated security interest in the Assets, as amended, modified or supplemented from time to time in accordance with its terms.

IN WITNESS WHEREOF, the Maker has caused this Secured Promissory Note to be duly executed and delivered as of the date first set forth above.

GROVE POWER, INC.

/s/ Jeffrey Flannery
Jeffrey Flannery, CFO and Chairman

Accepted and agreed:

RB GROVE, INC.

/s/ Thomas Piper
Thomas Piper, President